UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2023

NORTHERN STAR INVESTMENT CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39929	85-3909728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one redeemable warrant	NSTB.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	NSTB	The New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share	NSTB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On February 14, 2023, the board of directors of Northern Star Investment Corp. II (the “Company”) appointed Brett Cyrgalis as a Class A director of the Company and Howard Yeaton as a Class B director of the Company. Each of Messrs. Cyrgalis and Yeaton will serve on the audit committee, compensation committee and nominating committee of the Company.

Brett Cyrgalis has extensive experience in editorial and business operations and specializes in media, public relations and marketing. Mr. Cyrgalis spent 15 years at the New York Post, first on the editorial desk from 2006 until 2012, then as a beat writer and columnist from 2012 until 2020. During his time at the New York Post, he covered everything from the NHL Stanley Cup final to U.S. Opens in golf and tennis. In May 2020, Simon & Schuster published Mr. Cyrgalis' best-selling book, Golf's Holy War: The Battle for the Soul of a Game in an Age of Science. Mr. Cyrgalis' work has been featured in the New York Times, Golf Digest, and The Golfer’s Journal, among other publications, and he currently contributes a column and features for The Met Golfer, the official magazine of the Metropolitan Golf Association. Since leaving the New York Post, Mr. Cyrgalis has been providing consulting services to a variety of businesses and entrepreneurs. Mr. Cyrgalis helped launch a golf-course publication when he was 16 years old and has been a long-time member of the Metropolitan Golf Writers Association.

Howard Yeaton has served as Interim Chief Financial Officer of Bark Inc. (NYSE: BARK) since November 2021. Mr. Yeaton has served as the managing principal of Financial Consulting Strategies, LLC, a financial consulting firm, since 2003. From October 2018 to December 2019, Mr. Yeaton served as Chief Executive Officer of Akers Biosciences, Inc., a biotechnology company, now merged with MyMD Pharmaceuticals Inc. (NASDAQ:MYMD) from October 2018 to August 2020, he also served as Interim Chief Financial Officer of Akers Biosciences, Inc. From October 2014 to November 2019, Mr. Yeaton served as Interim Chief Financial Officer of Propel Media, Inc (OTCMKTS: PROM).

The Company expects to enter into a standard form of indemnification agreement with each of Messrs. Cyrgalis and Yeaton. Messrs. Cyrgalis and Yeaton have not engaged in any transactions with the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2023	NORTHERN STAR INVESTMENT CORP. II

	By:	/s/ Jonathan Ledecky
Jonathan Ledecky
Chief Operating Officer

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